[LETTERHEAD OF GRANT THORNTON]

May 10th, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Re:   Milestone Scientific, Inc.
      File No. 0-26284

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of (Milestone Scientific, Inc.) dated May 9, 2001, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ GRANT THORNTON LLP

GRANT THORNTON LLP